UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2012

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code—(901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

First Horizon expects increased mortgage repurchase and litigation charges for second quarter

Reserves expected to cover losses on current pending and projected mortgage repurchase requests from Fannie/Freddie

First Horizon National Corporation (First Horizon) expects to incur pre-tax earnings charges in the second quarter totaling approximately $272 million for mortgage repurchase and pending litigation matters. Nearly all of that amount will be used to increase the reserve for mortgage repurchase exposure to two government-sponsored entities (GSEs), Fannie Mae and Freddie Mac, as described below. Unless GSE repurchase practices or outcomes change significantly, First Horizon expects that the mortgage repurchase reserve established as of the end of the second quarter will be sufficient for losses resulting from current pending and projected repurchase requests from the two GSEs.

GSE Mortgage Repurchase Exposure

Approximately $250 million of the pre-tax charges relates to First Horizon’s exposure to mortgage repurchase requests from Fannie Mae and Freddie Mac. Those GSEs purchased conforming conventional mortgage loans from First Horizon that were originated over many years ending in 2008, when First Horizon sold its mortgage origination and servicing platforms. Over the past several years the GSEs have requested First Horizon to repurchase loans based on a variety of claimed deficiencies, most typically that loan documentation was inadequate or incorrect.

A reserve for mortgage repurchase exposure was established some time ago and has been updated each quarter. As of March 31, 2012, this reserve was $161 million. The mortgage repurchase reserve reflects an estimate of the amount of probable loss which will result from the repurchase process. Previously, First Horizon’s ability to quantify this estimate was substantially limited because, among other things, First Horizon no longer services a large portion of the loans sold to the GSEs and therefore has limited access to loan data for that portion.

First Horizon recently has obtained significant new information from Fannie Mae, including information concerning loans First Horizon does not service. That information includes the following:

•	Trends and status of loans currently selected for review and potential repurchase demand.
•	Information about loans, by vintage year, concerning portfolio attrition, delinquency, default, payoff, and unpaid balance.
•	Information supporting anticipated future selections (for review and potential repurchase demand) from liquidated loans and from seriously delinquent loan pools.

Because of this new information, First Horizon now has better visibility allowing it to better estimate the probable loss which will result from the repurchase process going forward in respect of all conforming conventional mortgage loans which First Horizon sold on a whole-loan basis to the two GSEs. As a result, First Horizon expects to add approximately $250 million to the reserve during the second quarter. This addition will be reflected as a mortgage repurchase provision expense for the quarter. Due to repurchase activity during the second quarter First Horizon expects to realize approximately $60 million of loss which will be charged against the reserve. As a result, the mortgage repurchase reserve at June 30, 2012 is expected to be approximately $351 million.

Inclusive of the new earnings charges and losses expected to be realized for the second quarter, the cumulative total of losses realized to date plus reserves for First Horizon’s mortgage repurchase exposure to Fannie Mae and Freddie Mac is approximately $750 million. First Horizon sold approximately $57.6 billion in original principal amount of conforming conventional loans to the two GSEs that were originated from 2005-2008, so that the aggregate expected loss ratio for those whole-loan sales to the two GSEs is approximately 1.3% of the original principal amount sold.

Litigation Matters

The remaining charges relate to certain pending litigation matters. The expected charges are based on recent developments in the cases affected.

Other Mortgage-Related Repurchase Exposures

The expected second quarter charges discussed above are not related to mortgage loans sold in private securitizations, and are not related to whole-loan sales to buyers other than Fannie Mae and Freddie Mac. At the present time, relative to what has been publicly reported previously in April and May of this year:

1)	First Horizon is not aware of new lawsuits or material new formal repurchase demands by third parties seeking repurchase, rescission, or damages related to loans sold in connection with private securitizations under the “First Horizon” brand.

2)	Except for repurchase activity by Ginnie Mae, First Horizon is not aware of new lawsuits or material new formal repurchase demands related to mortgage loans sold to purchasers other than Fannie Mae and Freddie Mac. Ginnie Mae repurchase exposure is a minor component of the mortgage repurchase reserve; during the second quarter to date Ginnie Mae repurchase activity has not materially increased from earlier quarters.

Other Information

The establishment or updating of a loss reserve for a contingency, such as the mortgage repurchase process or a pending litigation matter, is the result of analysis by First Horizon intended to estimate the amount of eventual probable loss from that contingency. Each estimate is subject to significant uncertainties and can be updated as new information is obtained. Critical information most typically is obtained from the discovery process, interactions with opposing parties, and rulings. Additional information concerning contingencies reserves and the estimation process is provided in Note 9 to the financial statements of First Horizon’s most recent quarterly report on Form 10-Q. That report may be obtained through First Horizon’s investor relations web page at http://ir.fhnc.com/sec.cfm or through the U.S. Securities and Exchange Commission website at http://www.sec.gov.

This Report contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this Report, as well as critical accounting estimates and other factors described in First Horizon’s most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q, and other recent filings with the U.S. Securities and Exchange Commission. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Conference Call

First Horizon will host a conference call on June 25 at 4:00 p.m. Central Daylight Time (U.S.), where management will discuss the matters reported above. There will also be a live webcast accompanied by a slide presentation. The call and slide presentation may involve forward-looking information, including guidance.

Callers wishing to participate may call toll-free starting at 3:45 p.m. Central Time June 25 by dialing 877-303-6618. The number for international participants is 224-357-2205. The conference ID number is 95071589.

Participants can also listen to the live audio webcast with the accompanying slide presentation through the investor relations section of www.fhnc.com. A replay will be available from 11:59 p.m. Central Time on June 25 until 11:59 p.m. on July 9. To listen to the replay, dial 855-859-2056 or 404-537-3406. The passcode is 95071589. The event also will be archived and available beginning June 25 by midnight Central Time in the events and presentations section of http://ir.fhnc.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: June 25, 2012	By:	/s/ Jeff L. Fleming
Executive Vice President and Chief Accounting Officer

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